UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On November 21, 2018, Fate Therapeutics, Inc. (the “Company”) filed a registration statement on Form S-3ASR (the “Registration Statement”) under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to such Registration Statement, the Company may issue and sell from time to time securities consisting of (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock” together with the Common Stock, the “Equity Securities”), (iii) debt securities (“Debt Securities”), which may be either senior debt securities, subordinated debt securities, senior convertible debt securities or subordinated convertible debt securities (iv) warrants or other rights to purchase Common Stock (“Warrants”), and (v) units comprised of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants in any combination.

In addition, on November 21, 2018, the Company entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (“Leerink”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock having an aggregate offering price of up to $50,000,000 (the “Placement Shares”), through Leerink as its sales agent. The issuance and sale, if any, of the Placement Shares may be by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on or through the Nasdaq Global Market (“Nasdaq”), on or through any other existing trading market for the Common Stock or to or through a market maker.

The Company is not obligated to make any sales of Common Stock, and Leerink is not required to sell any specific number or dollar amount of shares of the Common Stock, under the Agreement. The Company or Leerink may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.

Subject to the Company’s request to sell Placement Shares, Leerink will act as the Company’s sales agent on a best efforts basis and use commercially reasonable efforts to sell on the Company’s behalf, from time to time consistent with its normal sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, such Placement Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Leerink a commission equal to 3.0 percent (3.0%) of the gross proceeds of any Placement Shares sold through Leerink under the Agreement, and also has provided Leerink with customary indemnification and contribution rights.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial	Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated November 21, 2018 by and between Fate Therapeutics, Inc. and Leerink Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2018	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko President and Chief Executive Officer

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